Exhibit 99.1

GREAT AMERICAN GROUP, LLC AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	June 30, 2009	December 31, 2008
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$34,721	$16,965
Restricted cash	7,227	3,653
Accounts receivable, net	3,668	4,703
Advances against customer contracts	4,410	2,971
Goods held for sale or auction	16,624	17,842
Assets of discontinued operations	399	1,217
Prepaid expenses and other current assets	4,504	673

Total current assets	71,553	48,024
Property and equipment, net	1,134	1,087
Goodwill	5,688	5,688
Intangible assets, net	463	544
Other assets	622	488

Total assets	$79,460	$55,831

Liabilities and Members’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$15,417	$14,914
Accrued compensation plans	12,839	6,938
Auction and liquidation proceeds payable	2,868	1,891
Mandatorily redeemable noncontrolling interests	2,415	1,928
Current portion of long-term debt	197	291
Note payable	12,041	10,984
Current portion of capital lease obligation	167	167

Total current liabilities	45,944	37,113
Capital lease obligation, net of current portion	151	232
Long-term debt, net of current portion	2,985	3,985

Total liabilities	49,080	41,330

Commitments and contingencies
Members’ equity:
Members’ equity	31,491	16,144
Deferred compensation - members/officers	(1,111)	(1,643)

Total members’ equity	30,380	14,501

Total liabilities and members’ equity	$79,460	$55,831

The accompanying notes are an integral part of these condensed consolidated financial statements.

GREAT AMERICAN GROUP, LLC AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Dollars in thousands)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Revenues
Services and fees	$10,974	$15,598	$49,787	$26,297
Sale of goods	4,066	450	7,141	2,172

Total revenues	15,040	16,048	56,928	28,469
Operating expenses:
Direct cost of services	3,848	9,641	7,748	15,849
Cost of goods sold	2,513	658	5,702	1,983
Selling, general and administrative expenses	4,733	4,405	18,838	9,446

Total operating expenses	11,094	14,704	32,288	27,278

Operating income	3,946	1,344	24,640	1,191
Other income (expense):
Interest income	4	33	8	101
Other income (expense)	(257)	71	(239)	37
Interest expense	(1,014)	(468)	(6,944)	(607)

Income from continuing operations	2,679	980	17,465	722
Loss from discontinued operations	—	(79)	—	(168)

Net income	$2,679	$901	$17,465	$554

The accompanying notes are an integral part of these condensed consolidated financial statements.

GREAT AMERICAN GROUP, LLC AND SUBSIDIARIES

Condensed Consolidated Statements of Equity

(Dollars in thousands)

	Members equity	Deferred compensation	Total
Balance at December 31, 2008	$16,144	$(1,643)	$14,501
Net income (unaudited)	17,465	—	17,465
Deferred compensation – members/officers (unaudited)	—	532	532
Distributions (unaudited)	(2,118)	—	(2,118)

Balance at June 30, 2009 (unaudited)	$31,491	$(1,111)	$30,380

The accompanying notes are an integral part of these condensed consolidated financial statements.

GREAT AMERICAN GROUP, LLC AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Dollars in thousands)

	Six months ended June 30,
	2009	2008
	(Unaudited)
Cash flows from operating activities:
Net income	$17,465	$554
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	293	200
Impairment related to assets of discontinued operations	—	321
Recoveries of doubtful accounts	(18)	—
Share-based payments	200	680
Guaranteed payments distribution	534	534
Non-cash interest	6	21
Income allocated to mandatorily redeemable noncontrolling interests	1,022	244
Change in operating assets and liabilities:
Accounts receivable and advances against customer contracts	(386)	(715)
Goods held for sale or auction	2,036	(11,706)
Prepaid expenses and other assets	(3,965)	(225)
Accounts payable and accrued liabilities	1,555	(2,810)
Auction and liquidation proceeds payable	977	(2,398)
Accrued compensation plans	5,901	(787)

Net cash provided by (used in) operating activities	25,620	(16,087)

Cash flows from investing activities:
Purchases of property and equipment	(262)	(122)
Increase in restricted cash	(3,574)	—

Net cash used in investing activities	(3,836)	(122)

Cash flows from financing activities:
Repayment of revolving lines of credit	—	(3,108)
Repayment of notes payable	—	(705)
Proceeds from notes payable	—	12,000
Repayments of long-term debt and capital lease obligation	(1,175)	(8)
Distribution to members	(2,118)	—
Distribution to noncontrolling interests	(735)	(408)

Net cash provided by (used in) financing activities	(4,028)	7,771

Net increase (decrease) in cash and cash equivalents	17,756	(8,438)
Cash and cash equivalents, beginning of period	16,965	16,029

Cash and cash equivalents, end of period	$34,721	$7,591

Supplemental disclosures:
Interest paid	$5,892	$607

The accompanying notes are an integral part of these condensed consolidated financial statements.

GREAT AMERICAN GROUP, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Dollars in thousands)

(1)	Organization and Business

Great American Group, LLC (the Company) was organized as a California limited liability company in 2002. The Company acquired the assets, tradename, customer relationships and valuation and appraisal business of Garcel, Inc. on July 1, 2005 for aggregate consideration consisting of a $6,707 note payable to the seller (see Note 9). The excess of the purchase price over the fair value of tangible net assets acquired included identifiable intangible assets which consisted of a favorable lease, tradenames and customer relationships (see Note 6). The Company recorded an aggregate of $4,328 in goodwill with respect to this transaction (Note 6). Prior to the acquisition of Garcel, the Company’s principal business activities included management services for liquidation service contracts on behalf of Garcel.

The acquisition of Garcel resulted in the formation of two operating segments: auction and liquidation services (Auction and Liquidation) and valuation and appraisal services (Valuation and Appraisal). These services are provided to a wide range of retail, wholesale and industrial companies, as well as lenders, capital providers, private equity investors and professional service firms throughout the United States and Canada. The auction and liquidation services help clients dispose of assets. Such assets include multi-location retail inventory, wholesale inventory, trade fixtures, machinery and equipment, intellectual property and real property. The valuation and appraisal services provide clients with independent appraisals in connection with asset based loans, acquisitions, divestitures and other business needs. From time to time, the Company will conduct auction and liquidation services with third parties through collaborative arrangements.

On July 16, 2007, the Company amended the operating agreement to admit an additional member with a 33.33% member interest in exchange for $31,929 of cash, net of offering costs. The new member also provided financing to the Company for one liquidation services contract during the year ended December 31, 2008 (see Notes 12 and 14).

On May 14, 2009, the Company and Alternative Asset Management Acquisition Corp. (AAMAC), a blank check company traded on the NYSE Amex Stock Exchange, entered into an Agreement and Plan of Reorganization, which was subsequently amended by an Amendment No. 1 dated as of May 29, 2009, an Amendment No. 2 dated as of July 8, 2009, and an Amendment No. 3 dated as of July 29, 2009 (as amended, the Purchase Agreement). Pursuant to the terms of the Purchase Agreement, the acquisition was consummated on July 31, 2009 and the Great American Group, LLC members contributed all of their membership interests of the Company in exchange for 10,560,000 shares of common stock of the Company and consideration in the form of the subordinated promissory note as more fully described in Note 16.

(2)	Summary of Significant Accounting Policies

(a)	Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of Great American Group, LLC and its majority-owned subsidiaries: Great American Group Advisory & Valuation Services, LLC (GAAV), Great American Group Machinery & Equipment, LLC (GAME), Great American Group Real Estate, LLC, Great American Venture, LLC, Great American Group Energy Equipment, LLC, Great American Group Intellectual Property Advisors, LLC, Great American Group WF, LLC, and Great American Group CS, LLC. All intercompany accounts and transactions have been eliminated upon consolidation.

GREAT AMERICAN GROUP, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Dollars in thousands)

(b)	Use of Estimates

The preparation of the unaudited condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. The most significant estimates include allowance for doubtful accounts, goods held for sale or auction valuation and obsolescence, valuation and recoverability of long-lived intangible assets including the values assigned to acquired intangible assets and goodwill, revenue recognition, share based compensation, and provision for estimated losses on liquidation contracts.

On a continual basis, management reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

(c)	Unaudited Interim Results

The accompanying unaudited condensed consolidated balance sheet as of June 30, 2009, condensed consolidated statement of equity for the six months ended June 30, 2009, condensed consolidated statements of cash flows for the six months ended June 30, 2009 and 2008 and the condensed consolidated statements of operations for the three and six months ended June 30, 2009 and 2008 are unaudited. The unaudited interim condensed consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position as of June 30, 2009 and results of operations for the three and six months ended June 30, 2009 and 2008 and cash flows for the six months ended June 30, 2009 and 2008. The financial data and other information disclosed in the notes to the condensed consolidated financial statements related to the three and six month periods are also unaudited. The results for the three and six months ended June 30, 2009 are not necessarily indicative of the results to be expected for the year ending December 31, 2009 or for any other interim period or for any future year.

(d)	Revenue Recognition

Revenues are recognized in accordance with Securities and Exchange Commission (SEC) Staff Accounting Bulletin No. 104, Revenue Recognition. Revenues are recognized when persuasive evidence of an arrangement exists, the related services have been provided, the fee is fixed or determinable, and collection is reasonably assured.

Revenues in the Company’s Valuation and Appraisal segment are primarily comprised of fees for valuation and appraisal services. Revenues are recognized upon the delivery of the completed services to the related customers and collection of the fee is reasonably assured. Revenues in the Valuation and Appraisal segment also include contractual reimbursable costs which totaled $664 and $502 for the three months ended June 30, 2009 and 2008, respectively, and $1,197 and $979 for the six months ended June 30, 2009 and 2008, respectively.

GREAT AMERICAN GROUP, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Dollars in thousands)

Revenues in the Company’s Auction and Liquidation segment are comprised of (i) commissions and fees earned on the sale of goods at auctions and liquidations; (ii) revenues from auction and liquidation services contracts where the Company guarantees a minimum recovery value for goods being sold at auction or liquidation; (iii) revenue from the sale of goods that are purchased by the Company for sale at auction or liquidation sales events; and (iv) revenues from contractual reimbursable expenses incurred in connection with auction and liquidation contracts.

Commission and fees earned on the sale of goods at auction and liquidation sales are recognized when evidence of an arrangement exists, the sales price has been determined, title has passed to the buyer and the buyer has assumed the risks of ownership, and collection is reasonably assured. The commission and fees earned for these services are included in revenues in the accompanying condensed consolidated statement of operations. Under these types of arrangements, revenues also include contractual reimbursable costs which totaled $1,323 and $1,594 for the three months ended June 30, 2009 and 2008, respectively, and $4,930 and $2,962 for the six months ended June 30, 2009 and 2008, respectively.

Revenues earned from auction and liquidation services contracts where the Company guarantees a minimum recovery value for goods being sold at auction or liquidation are recognized based on proceeds received. The Company records proceeds received from these types of engagements first as a reduction of contractual reimbursable expenses, second as a recovery of its guarantee and thereafter as revenue, subject to such revenue meeting the criteria of having been fixed or determinable. Contractual reimbursable expenses and amounts advanced to customers for minimum guarantees are initially recorded as advances against customer contracts in the accompanying condensed consolidated balance sheets. If, during the auction or liquidation sale, the Company determines that the proceeds from the sale will not meet the minimum guaranteed recovery value as defined in the auction or liquidation services contract, the Company accrues a loss on the contract in the period that the loss becomes known.

The Company also evaluates revenue from auction and liquidation contracts in accordance with Emerging Issues Task Force (EITF) Issue No. 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent (EITF 99-19), to determine whether to report auction and liquidation segment revenue on a gross or net basis. The Company has determined that it acts as an agent in a substantial majority of its auction and liquidation services contracts and therefore reports the auction and liquidation revenues described above on a net basis.

Revenues from the sale of goods are recorded gross in accordance with EITF 99-19 and are recognized in the period in which the sale of goods held for sale or auction are completed; title to the property passes to the purchaser and the Company has fulfilled its obligations with respect to the transaction. These revenues are primarily the result of the Company acquiring title to merchandise with the intent of selling the items at auction or for augmenting liquidation sales.

In the normal course of business, the Company will enter into collaborative arrangements with other merchandise liquidators to collaboratively execute auction and liquidation contracts. The Company’s collaborative arrangements specifically

GREAT AMERICAN GROUP, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Dollars in thousands)

include contractual agreements with other liquidation agents in which the Company and such other liquidation agents actively participate in the performance of the liquidation services and are exposed to the risks and rewards of the liquidation engagement. The Company’s participation in collaborative arrangements including its rights and obligations under each collaborative arrangement can vary. Revenues from collaborative arrangements are recorded net based on the proceeds received from the liquidation engagement. Amounts paid to participants in the collaborative arrangements are reported separately as direct costs of revenues. Revenue from collaborative arrangements in which the Company is not the majority participant are recorded net based on the Company’s share of proceeds received. The amounts and classifications of revenues and expenses subject to collaborative arrangements are as follows:

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
	(Unaudited)
Revenues	$2,370	$1,017	$32,514	$2,508
Operating expenses:
Direct costs of revenues	$15	$—	$288	$979

(e)	Direct Cost of Services

Direct cost of services relate to service and fee revenues. The costs consist of employee compensation and related payroll benefits, travel expenses, the cost of consultants assigned to revenue-generating activities and direct expenses billable to clients in the Valuation and Appraisal segment. Direct costs of services include participation in profits payable under collaborative arrangements in which the Company is a majority participant. Direct costs of services also include the cost of consultants and other direct expenses related to auction and liquidation contracts pursuant to commission and fee based arrangements in the Auction and Liquidation segment. Direct cost of services does not include an allocation of the Company’s overhead costs.

(f)	Concentration of Risk

Revenues from two liquidation service contracts represented 28.9% and 17.0% of revenues during the six months ended June 30, 2009. Revenues from one liquidation service contract represented 8.8% of revenues during the six months ended June 30, 2008. Revenues in the Valuation and Appraisal segment and the Auction and Liquidation segment are primarily generated in the United States.

The Company’s activities in the Auction and Liquidation segment are executed frequently with, and on behalf of, distressed customers and secured creditors. Concentrations of credit risk can be affected by changes in economic, industry, or geographical factors. The Company seeks to control its credit risk and potential risk concentration through risk management activities that limit the Company’s exposure to losses on any one specific liquidation services contract or concentration within any one specific industry. To mitigate the exposure to losses on any one specific liquidation services contract, the Company sometimes conducts operations with third parties through collaborative arrangements.

GREAT AMERICAN GROUP, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Dollars in thousands)

The Company maintains cash in various federally insured banking institutions. The account balances at each institution periodically exceed the Federal Deposit Insurance Corporation’s (FDIC) insurance coverage, and as a result, there is a concentration of credit risk related to amounts in excess of FDIC insurance coverage. The Company has not experienced any losses in such accounts. The Company also has substantial cash balances from proceeds received from auctions and liquidation engagements that are distributed to parties in accordance with the collaborative arrangements.

(g)	Advertising Expenses

The Company expenses advertising costs, which consist primarily of costs for printed materials, as incurred. Advertising costs totaled $199 and $155 for the three months ended June 30, 2009 and 2008, respectively, and $324 and $287 for the six months ended June 30, 2009 and 2008, respectively. Advertising expense is included as a component of selling, general and administrative expenses in the accompanying condensed consolidated statement of operations.

(h)	Share-Based Compensation

The Company’s share based payment awards principally consist of grants of member interests in majority owned subsidiaries. The grants of members interest consist of percentage interests in majority owned subsidiaries as determined at the date of grant by the Company’s Board of Directors, which includes two founding members. In accordance with Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payment (SFAS 123(R)), awards are classified as either equity or a liability. For equity-classified awards, the Company measures compensation cost for the grant of member interests at fair value on the date of grant and recognizes compensation expense in the condensed consolidated statement of operations over the requisite service or performance period the award is expected to vest. The fair value of liability-classified awards will be subsequently remeasured at each reporting date through the settlement date. Changes in fair value during the requisite service period will be recognized as compensation cost over that period.

(i)	Income Taxes

The Company is a limited liability company and has elected to be taxed as a partnership. As such, the Company’s income or loss is required to be reported by each respective member on their separate income tax returns. Therefore, no provision for income taxes has been provided in the accompanying condensed consolidated financial statements. The Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48), on January 1, 2009. The adoption of FIN 48 did not have a material impact on the condensed consolidated financial statements.

(j)	Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

(k)	Restricted Cash

The Company maintains a compensating balance arrangement for a lease in the form of a certificate of deposit. This compensating balance arrangement represented $137 of the restricted cash balance at June 30, 2009.

GREAT AMERICAN GROUP, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Dollars in thousands)

As of June 30, 2009, the Company also had $5,093 of restricted cash deposited in an account under the control of the financial institution that provided the Company with a $75,000 credit facility described in Note 8(a).

The Company from time to time also maintains cash collateral balances for letters of credit and success fees with financial institutions that finance costs and expenses in connection with the Company’s liquidation services (see Notes 8 and 11). As of June 30, 2009 and December 31, 2008, the cash collateral for letters of credit and success fees was $1,997 and $3,653, respectively.

(l)	Accounts Receivable

Accounts receivable represents amounts due from the Company’s valuation and appraisal customers. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio. In establishing the required allowance, management utilizes a specific customer identification methodology. Management also considers historical losses adjusted for current market conditions and the customers’ financial condition, the amount of receivables in dispute, and the current receivables aging and current payment patterns. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Write-offs totaled $40 for each of the three and six months ended June 30, 2009 and $21 for each of the three and six months ended June 30, 2008. The Company does not have any off-balance-sheet credit exposure related to its customers. There was no bad debt expense for each of the three months ended June 30, 2009 and 2008. There was no bad debt expense for the six months ended June 30, 2009 and bad debt expense was $21 for the six months ended June 30, 2008. Bad debt expense is included as a component of selling, general and administrative expenses in the accompanying condensed consolidated statement of operations.

(m)	Advances Against Customer Contracts

Advances against customer contracts represent advances of contractually reimbursable expenses incurred prior to, and during the term of the liquidation services contract. These advances are charged to expense in the period that revenue is recognized under the contract.

(n)	Goods Held for Sale or Auction

Goods held for sale or auction are stated at the lower of cost, determined by the specific-identification method, or market.

(o)	Property and Equipment

Property and equipment are stated at cost. The Company calculates depreciation and amortization using the straight-line method over the estimated useful lives of the assets. Property and equipment under capital leases are amortized on a straight-line basis over the shorter of the lease term or estimated useful life of the asset. Property and equipment under capital leases are stated at the present value of minimum lease payments. Depreciation and amortization expenses was $112 and $51 for the three months ended June 30, 2009 and 2008, respectively, and $213 and $101 for the six months ended June 30, 2009 and 2008, respectively.

GREAT AMERICAN GROUP, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Dollars in thousands)

(p)	Goodwill and Other Intangible Assets

The Company accounts for goodwill and intangible assets in accordance with SFAS No. 142, Goodwill and Other Intangible Assets (SFAS 142). SFAS 142 requires that goodwill and other intangibles with indefinite lives be tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of an asset has decreased below its carrying value.

Goodwill includes (i) the excess of the purchase price over the fair value of net assets acquired in a business combination described in Note 1 and (ii) an increase for the subsequent acquisition of noncontrolling interests during the year ended December 31, 2007 (see Note 6). SFAS 142, requires that goodwill be tested for impairment at the reporting unit level (operating segment or one level below an operating segment). Application of the goodwill impairment test requires judgment, including the identification of reporting units, assigning assets and liabilities to reporting units, assigning goodwill to reporting units, and determining the fair value. The Company operates two reporting units, which are the same as its reporting segments described in Note 15. Significant judgment is required to estimate the fair value of reporting units which includes estimating future cash flows, determining appropriate discount rates and other assumptions. Changes in these estimates and assumptions could materially affect the determination of fair value and/or goodwill impairment.

The Company reviewed its reporting units for possible goodwill impairment by comparing the fair values of each of the reporting unit to the carrying value of their respective net assets. If the fair values exceed the carrying values of the net assets, no goodwill impairment is deemed to exist. If the fair values of the reporting units do not exceed the carrying values of the net assets, goodwill is tested for impairment and written down to its implied value if it is determined to be impaired. Based on a review of the fair value of the reporting units, no impairment is deemed to exist as of December 31, 2008.

In accordance with SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company reviews the carrying value of its intangibles and other long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparing the carrying amount of the asset or asset group to the undiscounted cash flows that the asset or asset group is expected to generate. If the undiscounted cash flows of such assets are less than the carrying amount, the impairment to be recognized is measured by the amount by which the carrying amount of the asset or asset group, if any, exceeds its fair market value. No impairment was deemed to exist as of December 31, 2008.

(q)	Discontinued Operations

In accordance with SFAS 144, discontinued operations represent a component of an entity that has either been disposed of, or is classified as held for sale, if both the operations and cash flows of the component have been, or will be, eliminated from ongoing operations of the entity as a result of the disposal transaction and the entity will not have any significant continuing involvement in the operations of the component after the disposal transaction. The Company classifies a component of the business as held for sale when certain criteria are met. At such time, the respective assets and liabilities are presented separately on the consolidated balance sheets and depreciation is no longer recognized. Assets held for sale are reported at the lower of their carrying amount or their estimated fair value less the estimated costs to sell the assets.

GREAT AMERICAN GROUP, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Dollars in thousands)

(r)	Fair Value Measurements

On January 1, 2008, the Company adopted the provisions of SFAS Statement No. 157, Fair Value Measurements (SFAS 157), for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Statement 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. SFAS 157 also establishes a framework for measuring fair value and expands disclosures about fair value measurements. FASB Staff Position (FSP) FAS 157-2, Effective Date of FASB Statement No. 157, delays the effective date of SFAS 157 until fiscal years beginning after November 15, 2008 for all nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. In accordance with FSP FAS 157-2, the Company has not applied the provisions of SFAS 157 to eligible assets and liabilities that have been recognized or disclosed at fair value for the year ended December 31, 2008, specifically to fair value measurements of the Company’s reporting units and nonfinancial assets and nonfinancial liabilities measured at fair value to determine the amount of goodwill impairment.

On January 1, 2009, the Company adopted the provisions of SFAS 157 to fair value measurements of nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis.

In October 2008, the FASB issued FSP FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active, which was effective immediately. FSP FAS 157-3 clarifies the application of SFAS 157 in cases where the market for a financial instrument is not active and provides an example to illustrate key considerations in determining fair value in those circumstances. The Company has considered the guidance provided by FSP FAS 157-3 in its determination of estimated fair values.

The Company records mandatorily redeemable noncontrolling interests that were issued after November 5, 2003 at fair value (see Note 12(c)) with fair value determined in accordance with SFAS 157. The following table below presents information about the Company’s mandatorily redeemable noncontrolling interests that are measured at fair value on a recurring basis as of June 30, 2009 and December 31, 2008 which are categorized using the three levels of fair value hierarchy. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) for identical instruments that are highly liquid, observable and actively traded in over-the-counter markets. Fair values determined by Level 2 inputs utilize inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active and model-derived valuations whose inputs are observable and can be corroborated by market data. Level 3 inputs are unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

GREAT AMERICAN GROUP, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Dollars in thousands)

The following tables present information on the liabilities measured and recorded at fair value on a recurring basis as of June 30, 2009 and December 31, 2008.

		Financial Asset Measured at Fair Value on a Recurring Basis at June 30, 2009, Using
	Fair Value at June 30, 2009	Quoted prices in active markets for identical assets (Level 1)	Other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
	(Unaudited)
Mandatorily redeemable noncontrolling interests issued after November 5, 2003	$2,170	$—	$—	$2,170

Total liabilities measured at fair value	$2,170	$—	$—	$2,170

		Financial Asset Measured at Fair Value on a Recurring Basis at December 31, 2008, Using
	Fair Value at December 31, 2008	Quoted prices in active markets for identical assets (Level 1)	Other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Mandatorily redeemable noncontrolling interests issued after November 5, 2003	$1,820	$—	$—	$1,820

Total liabilities measured at fair value	$1,820	$—	$—	$1,820

The Company determined the fair value of mandatorily redeemable noncontrolling interests described above based on the issuance of similar interests for cash, references to industry comparables, and relied, in part, on information obtained from appraisal reports prepared by outside specialists.

The carrying amounts reported in the condensed consolidated financial statements for cash, restricted cash, accounts receivable, accounts payable and accrued expenses and other current liabilities approximate fair value based on the short-term maturity of these instruments. The carrying amounts of the notes

GREAT AMERICAN GROUP, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Dollars in thousands)

payable (including credit lines used to finance liquidation engagements), long-term debt and capital lease obligations approximate fair value because the contractual interest rates or effective yields of such instruments are consistent with current market rates of interest for instruments of comparable credit risk. The adoption of SFAS 157 did not have a material impact on the Company’s consolidated financial statements.

(s)	Recent Accounting Pronouncements

In November 2008, the EITF affirmed the consensus-for-exposure on Issue No. 08-7, Accounting for Defensive Intangible Assets, as a consensus with certain revisions (EITF 08-7). EITF 08-7 states that a defensive intangible asset should be accounted for as a separate unit of accounting at acquisition, not combined with the acquirer’s recognized or unrecognized intangible assets. In addition, it states that a defensive intangible asset should be assigned a useful life that reflects the entity’s consumption of the expected benefits related to the asset. EITF 08-7 will be applied prospectively for intangible assets acquired on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, in order to coincide with the effective date of FASB Statement No. 141(R), Business Combinations (SFAS 141(R)), discussed below. To the extent that the Company acquires defensive intangible assets, the assets will be assigned a useful life and amortized in accordance with this guidance. Currently, the Company does not own any defensive intangible assets.

In April 2008, the FASB issued a final FSP FAS 142-3, Determination of the Useful Life of Intangible Assets (FSP FAS 142-3), which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement 142. FSP FAS 142-3 will be effective for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years. The Company adopted FSP FAS 142-3 effective January 1, 2009, as required. This adoption did not have a material impact on the Company’s consolidated financial statements.

In March 2008, the FASB issued FASB Statement No. 161, Disclosures about Derivatives and Hedging Activities (SFAS 161), which amends FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, by requiring expanded disclosures about an entity’s derivative instruments and hedging activities for increased qualitative, quantitative and credit risk factors. As SFAS 161 only contains disclosure provisions, it will not impact the accounting for derivative transactions. SFAS 161 will be effective for fiscal years beginning after November 15, 2008 and interim periods within those fiscal years. The Company adopted SFAS 161 effective January 1, 2009, as required. This adoption did not have a material impact on the Company’s consolidated financial statements.

In December 2007, the FASB issued FASB Statement No. 141(R), Business Combinations (SFAS 141(R)), which replaces FASB Statement No. 141, Business Combinations. SFAS 141(R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired. SFAS 141(R) also establishes disclosure requirements which will enable users to evaluate the nature and financial effects of the business combination. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, and interim periods within those fiscal years. The Company adopted Statement 141(R) effective January 1, 2009, as required. This adoption did not have a material impact on the Company’s financial position or results of operations.

GREAT AMERICAN GROUP, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Dollars in thousands)

In December 2007, the FASB issued FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 (SFAS 160). SFAS 160 changes the accounting and reporting for minority interests, resulting in recharacterization as noncontrolling interests and classification as a component of equity. Additionally, SFAS 160 results in the inclusion of the noncontrolling interest in consolidated net income. This new consolidation method significantly changes the accounting for transactions with minority interest holders. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company adopted SFAS 160 effective January 1, 2009, as required. This adoption did not have a material impact on the Company’s consolidated financial statements.

In April 2009, the FASB issued FSP FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments (FSP FAS 107-1 and APB 28-1). FSP FAS 107-1 and APB 28-1 requires disclosures about fair value of financial instruments in interim and annual financial statements. FSP FAS 107-1 and APB 28-1 is effective for periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. The adoption did not have a material impact upon our condensed consolidated financial statements.

In April 2009, the FASB issued FSP FAS 141R-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies (FSP FAS 141R-1). FSP FAS 141R-1 amends SFAS No. 141R regarding the initial recognition and measurement of contingencies acquired or assumed in a business combination. FSP FAS 141R-1 requires recognition at fair value of such contingencies if the acquisition-date fair value can be determined during the measurement period. FSP FAS 141R-1 became effective for us for contingent assets and liabilities arising from business combinations with acquisition dates on or after January 1, 2009. The adoption of FSP FAS 141R-1 did not have a material impact on our condensed consolidated financial statements.

In April 2009, the FASB issued FASB Staff Position No. 157-4 (FSP FAS 157-4), which provides additional guidance in accordance with FASB No. 157, Fair Value Measurements, when the volume and level of activity for the asset or liability has significantly decreased. FSP FAS 157-4 shall be effective for interim and annual reporting periods ending after June 15, 2009. The adoption of this staff position did not have a material impact on our condensed consolidated financial position or results of operations.

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R) (SFAS No. 167). SFAS No. 167 amends FASB Interpretation No. 46(R), Consolidation of Variable Interest Entities (FIN 46(R)) to replace a quantitative analysis with a qualitative analysis of interests in variable interest entities for the purpose of determining the primary beneficiary of a variable interest entity. SFAS No. 167 also requires companies to more frequently assess whether they must consolidate a variable interest entity. The provisions of SFAS No. 167 will be effective on January 1, 2010. We are currently evaluating the impact of SFAS No. 167 on our consolidated financial statements, however, we do not expect the adoption of this standard will have a material impact on our condensed consolidated financial statements.

GREAT AMERICAN GROUP, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Dollars in thousands)

In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, a replacement of FASB Statement No. 162 (SFAS No. 168). SFAS No. 168 replaces SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS No. 162”) and establishes The FASB Accounting Standards Codification as the source of authoritative GAAP recognized by the FASB. SFAS No. 168 will be effective for our quarter ending September 30, 2009. SFAS No. 168 does not change GAAP and our adoption of SFAS No. 168 will not have a material impact on our condensed consolidated financial statements.

(3)	Discontinued Operations

In July 2008, management elected to close the Company’s furniture division. At that time, the Company met the conditions to classify the business as assets held for sale pursuant to SFAS 144. The assets held for sale consist principally of goods held for sale at a stated carrying value of $399 and $1,217 at June 30, 2009 and December 31, 2008, respectively. The operations and assets held for sale of the furniture business are presented in assets of discontinued operations in the condensed consolidated balance sheets and discontinued operations in the condensed consolidated statements of operations for all periods presented.

The following amounts represent revenue and loss from discontinued operations:

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Revenues	$—	$5,249	$—	$5,289
Loss from discontinued operations	—	(79)	—	(168)

(4)	Accounts Receivable

The components of accounts receivable net include the following:

	June 30, 2009	December 31, 2008
	(Unaudited)
Accounts receivable not subject to factoring agreement	$1,687	$1,538
Unbilled receivables	994	2,699
Amounts due from factor	1,029	548

Total accounts receivable	3,710	4,785
Allowance for doubtful accounts	(42)	(82)

Accounts receivable, net	$3,668	$4,703

Unbilled receivables represent the amount of contractual reimbursable costs and fees for services performed in connection with fee and service based auction and liquidation contracts.

GREAT AMERICAN GROUP, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Dollars in thousands)

On May 22, 2007, the Company entered into a factoring agreement (the Agreement) with FCC LLC, dba First Capital Western Region, LLC (Factor), which was to terminate on May 22, 2009. The Agreement provides for a one-year automatic extension unless the Company’s subsidiary provides written notice of termination to the Factor. Accordingly, as no termination notice was provided the Agreement has been extended until May 22, 2010. The Factor, at its discretion will purchase on a nonrecourse basis, all of the Company’s subsidiary’s customer receivables. The Factor is responsible for servicing the receivable. The Factor will pay 90% of the net receivable invoice amount upon request by the Company and retain the remaining 10% in a reserve. The Factor, at its discretion, may offset the reserve for amounts not collected or outstanding at the end of the term of the Agreement. The Company’s subsidiary may request releases from the reserve for any excess over a minimum balance set by the Factor. The Factor charges a factoring commission equal to one-quarter of one percent (0.25%) of the gross invoice amount of each account purchased, or five dollars per invoice, whichever is greater, with a minimum commission of $24 per year. The Factor also charges interest at prime plus 1% with a floor of 8% on the net uncollected outstanding balance of the receivables purchased. One of the members of the Company’s subsidiary personally guarantees up to a maximum of $500 plus interest and certain fees for accounts receivables sold pursuant to the Agreement.

The sale of the receivables is accounted for under FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. Under that guidance, receivables are considered sold when they are transferred beyond the reach of the Company and its creditors, the purchaser has the right to pledge or exchange the receivables, and the Company has surrendered control over the transferred receivables. Accounts receivable sold to the Factor were $3,911 and $2,867 for the three months ended June 30, 2009 and 2008, respectively, and $7,327 and $7,185 for the six months ended June 30, 2009 and 2008, respectively. Factoring commissions and other fees based on advances were $44 and $37 for the three months ended June 30, 2009 and 2008, respectively, and $88 and $85 for the six months ended June 30, 2009 and 2008, respectively. Factoring commissions and fees are included in selling, general and administrative expenses in the accompanying condensed consolidated statements of operations.

(5)	Goods Held for Sale or Auction

The components of goods held for sale or auction include the following:

	June 30, 2009	December 31, 2008
	(Unaudited)
Machinery and equipment	$14,973	$15,957
Aircraft parts	1,651	1,885

Total	$16,624	$17,842

(6)	Goodwill and Other Intangible Assets

The carrying amount of goodwill of $5,688 by reportable segment as of June 30, 2009 and December 31, 2008 was $1,975 in the Auction and Liquidation segment and $3,713 in the Valuation and Appraisal segment. Goodwill was recorded as the result of the acquisition of Garcel on July 1, 2005 (see Note 1) and the purchase of noncontrolling interests from a member of one of the Company’s subsidiaries in exchange for a $1,500 non-interest bearing note payable during the year ended December 31, 2007 as more fully described in Note 9.

GREAT AMERICAN GROUP, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Dollars in thousands)

The allocation of purchase price in excess of the book value of the noncontrolling interest in the amount of $1,360 was recorded as goodwill in 2007. There have been no changes in the carrying amount of goodwill since December 31, 2007.

Other intangible assets with finite lives are being amortized over their estimated useful lives which range from 3.3 years for the favorable lease to 6 years for the customer relationships. Amortization expense was $41 and $50 for the three months ended June 30, 2009 and 2008, respectively, and $81 and $99 for the six months ended June 30, 2009 and 2008, respectively. At December 31, 2008, the estimated future amortization expense for each of the succeeding years is as follows: 2009: $162; 2010: $162; and $80 in 2011. Actual amortization expense to be reported in future periods could differ from these estimates as a result of new intangible asset acquisitions, changes in useful lives or other relevant factors.

Trademarks have been identified as an indefinite lived intangible asset and are presented with definite lived intangible assets as follows:

	June 30, 2009
	Gross carrying amount	Accumulated amortization	Net
	(Unaudited)
Customer relationships	$970	$647	$323
Trademarks	140	—	140

Total intangible assets	$1,110	$647	$463

	December 31, 2008
	Gross carrying amount	Accumulated amortization	Net
Customer relationships	$970	$566	$404
Trademarks	140	—	140

Total intangible assets	$1,110	$566	$544

GREAT AMERICAN GROUP, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Dollars in thousands)

(7)	Leasing Arrangements

The gross carrying amount of machinery and equipment and related accumulated amortization recorded under capital leases and included in property and equipment were as follows:

	June 30, 2009	December 31, 2008
	(Unaudited)
Machinery and equipment	$480	$480
Less accumulated amortization	(155)	(91)

	$325	$389

Amortization expense for the assets under capital leases was $32 and $5 for the three months ended June 30, 2009 and 2008, respectively, and $64 and $8 for the six months ended June 30, 2009 and 2008, respectively, and is included in selling, general and administrative expenses in the accompanying condensed consolidated statement of operations.

The Company is obligated under capital leases covering equipment that expire at various dates through 2013. The Company also has several noncancelable operating leases that expire at various dates through 2013. Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of December 31, 2008 are:

	Capital leases	Operating leases
Year ending December 31:
2009	$198	$1,217
2010	178	1,250
2011	32	1,285
2012	31	1,243
2013	13	820

Total minimum lease payments	452	$5,815

Less amount representing interest (at rates ranging from 8.6% to 11.1%)	53

Present value of net minimum capital lease payments	399
Less current installments of obligations under capital leases	167

Obligations under capital leases, excluding current installments	$232

Rent expense under all operating leases was $332 and $293 for the three months ended June 30, 2009 and 2008, respectively, and $656 and $512 for the six months ended June 30, 2009 and 2008, respectively. Rent expense is included in selling, general and administrative expenses in the accompanying condensed consolidated statement of operations.

GREAT AMERICAN GROUP, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Dollars in thousands)

(8)	Revolving Credit Facilities

Revolving credit facilities consists of the following arrangements:

	June 30, 2009	December 31, 2008
(Unaudited)
$75,000 asset based revolving credit facility, maturing October 21, 2010 (a)	$—	$—
$100,000 asset based revolving credit facility, maturing October 23, 2009 (b)	—	—
$30,000 bank line of credit (c)	—	—

	$—	$—

(a)	$75,000 Asset Based Revolving Credit Facility

On October 21, 2008, the Company entered into an asset based credit facility with a financial institution which expires on October 21, 2010. The credit facility provides revolving credit advances and letter of credit obligations up to an aggregate of $75,000. The letters of credit issued under this facility are furnished by the lender to third parties for the principal purpose of securing minimum guarantees under liquidation services contracts more fully described in Note 2. Cash advances and the issuance of letters of credit under the credit facility are made at the lender’s discretion. All outstanding loans, letters of credit, and interest are due on the expiration date which is generally within 180 days of funding. The credit facility is secured by the proceeds received for services rendered in connection with liquidation service contracts pursuant to which any outstanding loan or letters of credit are issued and the assets that are sold at liquidation related to such contract. Borrowings under the credit facility bear interest at a rate of 30 day LIBOR plus a margin of 2.25% to 3.25% as defined in the credit agreement (3.20% at June 30, 2009 and 4.43% at December 31, 2008) and fees for letters of credit issued are 3.0% per annum. The credit facilities also provide for a success fee in the amount of 5% to 20% of the profits earned on the liquidation contract, if any, as defined in the credit facility. Interest expense totaled $275 (including $199 for the success fee) for the three months ended June 30, 2009 and $5,202 (including $4,614 for the success fee) for the six months ended June 30, 2009 and 2008, respectively. There was no interest expense under this credit facility for each of the three and six months ended June 30, 2008. The outstanding balance under this credit facility at June 30, 2009 was $7,630 which was all comprised of outstanding letters of credit. The outstanding balance under this credit facility at December 31, 2008 was $24,899 which was all comprised of outstanding letters of credit.

(b)	$100,000 Asset Based Revolving Credit Facility

The Company has an asset based credit facility with a financial institution which currently expires on October 23, 2009. The credit facility provides revolving credit advances and letter of credit obligations up to an aggregate of $100,000. Cash advances and the issuance of letters of credit under the credit facility are made at the lender’s discretion. The credit facility is secured by the proceeds received for services rendered in connection with liquidation service contracts pursuant to which any outstanding loan or letters of credit are issued and the assets that are sold at liquidation related to such contract. Borrowings under the credit facility bear interest at the Wall Street Journal Published Commercial Paper rate plus 3.25% (6.43% at June 30, 2009 and December 31, 2008) and fees for letters of credit issued are 2.25% per annum. The credit facilities also provide for a success fee in the amount of 5% to 18% of the profits earned on the liquidation contract, if any, as defined in the credit facility. There were no amounts outstanding under this credit facility at June 30, 2009 and December 31, 2008.

GREAT AMERICAN GROUP, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Dollars in thousands)

(c)	$30,000 Bank Line of Credit

On July 1, 2005, the Company obtained a $30,000 line of credit with a bank which expired June 30, 2007 and was subject to annual renewals. On November 15, 2005, the line of credit agreement was amended and the credit line was increased to $40,000 until March 1, 2006 at which time the credit line reverted back to $30,000. Advances under the line of credit were made in the form of cash advances or letters of credit for the purpose of providing working capital or financing of costs and expenses in connection with liquidation contracts. The advances under the line of credit were collateralized by substantially all of the Company’s assets. The Company did not meet certain minimum requirements and restrictions under its line of credit for liquidity, tangible net worth, net income and capital expenditures at December 31, 2006. On March 21, 2007, the Company was notified that these events constituted an event of default under the line of credit and any future advances on the line of credit would be made at the discretion of the bank. Interest expense on the line of credit was $54 for the six months ended June 30, 2008. The line of credit was paid off in March 2008.

The credit agreements contain covenants, including covenants that limit or restrict the Company’s ability to: incur liens, incur indebtedness, make investments, dispose of assets, make certain restricted payments, merge or consolidate and enter into certain transactions with affiliates. Upon the occurrence of an event of default under the credit agreements, the lenders may cease making loans, terminate the credit agreement and declare all amounts outstanding to be immediately due and payable. The credit agreement specifies a number of events of default (some of which are subject to applicable grace or cure periods), including, among other things, nonpayment defaults, covenant defaults, cross-defaults to other material indebtedness, bankruptcy and insolvency defaults, and material judgment defaults. The Company was not in compliance with the requirement to provide audited financial statements to its lenders within 90 days of December 31, 2008. The Company requested and has received, waivers from the lenders which extended the due date for the delivery of such audited financial statements to June 30, 2009. The Company delivered its audited financial statements to the lenders prior to June 30, 2009. The aggregate amount outstanding under these credit facilities was $7,630 at June 30, 2009 which consisted of no borrowings and outstanding letters of credit of $7,630 (see Note 11(a)). The aggregate amount outstanding under these credit facilities was $31,502 at December 31, 2008 which consisted of no borrowings and outstanding letters of credit in the amount of $31,502 (see Note 11(a)).

GREAT AMERICAN GROUP, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Dollars in thousands)

(9)	Long-Term Debt

Long-term debt consists of the following arrangements:

	June 30, 2009	December 31, 2008
	(Unaudited)
$6,707 note payable from acquisition of Garcel on July 1, 2005, maturing June 30, 2010 (a)	$2,985	$3,985
$1,500 non-interest bearing note payable from the purchase of mandatorily redeemable noncontrolling interest in GAAV, maturing November 1, 2009 (imputed interest at 5.0% of $3 and $9 at June 30, 2009 and December 31, 2008, respectively) (b)	197	291

Total long-term debt	3,182	4,276
Less current portion of long-term debt	197	291

Long-term debt, net of current portion	$2,985	$3,985

(a)	$6,707 Note Payable

On July 1, 2005, the Company entered into a $6,707 secured promissory note payable to the seller of Garcel, Inc (Note 1). The note payable requires interest only monthly payments at Well Fargo Banks prime rate (3.25% at both June 30, 2009 and December 31, 2008). Principal payments may be made by the Company at anytime, however, the note payable matures on June 30, 2010 at which time the entire unpaid principal and accrued interest is due. The unpaid principal balance of $2,985 was paid on August 4, 2009. Interest expense was $26 and $51 for the three months ended June 30, 2009 and 2008, respectively, and $58 and $114 for the six months ended June 30, 2009 and 2008, respectively.

(b)	$1,500 Non-Interest Bearing Note Payable

On September 30, 2007, the Company purchased one of the member’s mandatorily redeemable noncontrolling interests in one of the Company’s subsidiaries (6.9% interest in GAAV) in exchange for a non-interest bearing note payable in the amount of $1,500 with imputed interest of $55 at 5.0% (see Note 6). The note payable requires annual installments of $500 in 2007, $700 in 2008, $100 in 2009, and $200 in 2010. Amortization of the discount on the note payable was $1 and $9 for the three months ended June 30, 2009 and 2008, respectively, and $6 and $21 for the six months ended June 30, 2009 and 2008, respectively, and is included in interest expense in the accompanying condensed consolidated statements of operations.

(10)	Note Payable

On May 29, 2008, the Company entered into a credit agreement in the amount of $12,000 to finance the purchase of certain machinery and equipment to be sold at auction or liquidation. The machinery and equipment collateralize the loan which bears interest at a rate of 20% per annum. The Company is required to make principal and interest payments from proceeds from the sale of the machinery and equipment. Interest accrues at 20% per annum on any unpaid interest on the loan. The loan has an original maturity date with all unpaid principal and interest due on May 29, 2009. On April 24, 2009, the Company

GREAT AMERICAN GROUP, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Dollars in thousands)

exercised its right to extend the credit agreement for 120 days until September 26, 2009 with the payment of a $180 extension fee. Interest expense was $569 and $260 for the three months ended June 30, 2009 and 2008, respectively, and $1,127 and $260 for the six months ended June 30, 2009 and 2008, respectively. The outstanding balance of this loan including accrued interest at June 30, 2009 and December 31, 2008 was $12,041 and $10,984, respectively, and is included in note payable in the accompanying condensed consolidated balance sheet.

(11)	Commitments and Contingencies

(a)	Letters of Credit

The following letters of credit were outstanding at June 30, 2009 and December 31, 2008.

	June 30, 2009	December 31, 2008
	(Unaudited)
Third party lenders (Notes 8(a) and (b))	$7,630	$24,899
Related party lenders (Note 14)	—	6,603

Total letters of credit outstanding	$7,630	$31,502

(b)	Guarantees on Liquidation Contracts in Progress

The Company will, in certain situations, guarantee a minimum level of proceeds from the sale of inventory or equipment in connection with the auction or liquidation engagements more fully described in Note 2. At June 30, 2009 and December 31, 2008, the amount of the aggregated guarantees were $908 and $7,555, respectively.

(c)	Contingent Termination Payment

On July 1, 2005, the Company entered into an agreement with an employee that entitles the employee to a payment of $1,000 if the employee is terminated from the Company without cause.

(d)	Other Commitments

On September 26, 2008, the Company entered into a commitment to utilize a specific vendor for transportation services related to a liquidation services contract for certain industrial equipment. The remaining services to be performed in accordance with the commitment at June 30, 2009 and December 31, 2008 was $1,202 and $1,650, respectively.

(e)	Legal Matters

The Company is subject to certain legal and other claims that arise in the ordinary course of its business. The Company does not believe that the results of these claims are likely to have a material effect on its consolidated financial position or results of operations.

GREAT AMERICAN GROUP, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Dollars in thousands)

(12)	Members’ Equity

(a)	Operating Agreement

The Company’s operating agreement was amended on July 16, 2007 whereby the two founding members each with a 50% ownership interest (Initial Members) agreed to admit a third member with a 33.33% ownership interest in exchange for $31,929 of cash, net of offering costs. Such offering costs included a $1,000 fee paid to a former member of one of the Company’s subsidiaries for advisory services performed in connection with sourcing and structuring the transaction and approximately $71 of legal and other ancillary fees. The Board of Directors of the Company consists of the Initial Members and a representative appointed by the new member. All three members have a one-third ownership interest in the Company and all voting rights, economic rights and profits and losses of the Company are shared by the members in proportion to their respective ownership interest. The operating agreement also places restrictions on the payment of dividends and distributions to its members. The operating agreement also places restrictions on the transfer of members’ ownership interests and provides the members with various rights of first refusal and drag along and tag along rights in the event of any proposed sales of the members’ ownership interests in the Company.

The Company is managed by the Initial Members who, subject to the limitations and restrictions set forth in the Company’s operating agreement may make any and all decisions with respect to the conduct of the Company’s business in the ordinary course and to make financial commitments on behalf of the Company as set forth in the operating agreement. Notwithstanding the powers of the Initial Members, the following actions, among others, require the approval of at least two of the members, one of whom is required to include the newly admitted member: (1) any material change in the business purpose of the Company or the nature of the business; (2) any action that would render it impossible to carry on the ordinary business of the Company; (3) any sale of any material portion of the assets of the Company, other than sales in the ordinary course of business; (4) merger or consolidation of the Company with or into another corporation; (5) acquisition of any other business or material amounts of assets, or create any partnership or other wholly-owned entity, other than in the ordinary course of business; (6) authorization, issuance or sale of equity interest in the Company; (7) changing senior management of the Company or any subsidiary of the Company, or entering into or amending any employment agreement with senior management of the Company; (8) making capital expenditures, loans and advances in excess of amounts as defined in the operating agreement; and (9) liquidating, dissolving, reorganizing or recapitalizing the Company.

As described in Note 16, the Initial Members agreed to repurchase the third members’ 33.33% ownership interest on May 13, 2009, subject to the completion of AAMAC’s proposed acquisition of the Company, which is also described in Note 16.

(b)	Operating Agreements of Subsidiaries

The Company’s subsidiaries are organized as limited liability companies, each of which has its own separate operating agreement. These operating agreements generally have the same material terms. Each subsidiary is managed by an individual manager who is a member or employee of the subsidiary, although the manager may not take certain actions unless the majority member of the subsidiary (the Company) consents to the action. These actions include, among others, the

GREAT AMERICAN GROUP, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Dollars in thousands)

dissolution of the subsidiary, the disposition of all or a substantial part of the subsidiary’s assets not in the ordinary course of business, filing for bankruptcy, and the purchase by the subsidiary of one of the members’ ownership interest upon the occurrence of certain events. Certain of the members with a minority ownership interest in the subsidiaries are entitled to receive guaranteed payments in the form of compensation or draws, in addition to distributions from time to time of available cash. Distributions of available cash are generally made to each of the members in accordance with their respective ownership interests in the subsidiary after repayment of any loans made by any members to such subsidiary, and allocations of profits and losses of the subsidiary are generally made to members in accordance with their respective ownership interests in the subsidiary. The operating agreements also place restrictions on the transfer of the members’ ownership interests in the subsidiaries and provide the Company or the other members with certain rights of first refusal and drag along and tag along rights in the event of any proposed sales of the members’ ownership interests.

A member of the subsidiary who materially breaches the operating agreement of the subsidiary, which breach has a direct, substantial and adverse effect on the subsidiary and the other members, or is convicted of a felony (or a lesser crime of moral turpitude) involving his management of or involvement in the affairs of the subsidiary, or a material act of dishonesty of the member involving his management of or involvement in the affairs of the subsidiary, shall forfeit his entire ownership interest in the subsidiary.

(c)	Repurchase Obligation of Member Interest

The operating agreements of the Company and its subsidiaries require the Company to repurchase the entire ownership interest of each the members upon the death of a member, disability of a member as defined in the operating agreement, or upon declaration by a court of law that a member is mentally unsound or incompetent. Upon the occurrence of one of these events, the Company is required to repurchase the member’s ownership interest in an amount equal to the fair market value of the member’s ownership interest in the Company, or in the case of a members ownership interest in one of the Company’s subsidiaries, the fair market value of the members noncontrolling interest in the Company’s subsidiary.

The Company evaluated the classification of all of its members’ ownership interests in accordance with SFAS 150, Financial Instruments with Characteristics of Liabilities and Equity (SFAS 150). SFAS 150 generally provides for the classification of members’ ownership interests that are subject to mandatory redemption obligations to be classified outside of equity. However, the FASB issued Staff Position FAS 150-3, Effective Date, Disclosures, and Transition for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests under FASB Statement No. 150 (FSP-FAS 150-3) in November 2003 for nonpublic entities (the Company is currently nonpublic). FSP-FAS 150-3 indefinitely defers the classification, measurement and disclosure provisions of SFAS 150 for mandatorily redeemable instruments without fixed redemption dates. Since the mandatory redemption provisions (death of a member) do not have a fixed redemption date, all of the Company’s members’ ownership interests are classified in equity. These members’ ownership interests would be eliminated upon the completion of the proposed merger with AAMAC as described in Note 16.

GREAT AMERICAN GROUP, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Dollars in thousands)

FSP-FAS 150-3 indefinitely defers the measurement provisions of SFAS 150 for mandatorily redeemable noncontrolling interests issued before November 5, 2003. However, the classification provisions of SFAS 150 are not deferred. Accordingly, all members with a minority ownership interest in the Company’s subsidiaries are classified as liabilities and included in mandatorily redeemable noncontrolling interests in the accompanying condensed consolidated balance sheets. Members of the Company’s subsidiaries with a minority ownership interest issued before November 5, 2003 are stated on a historical cost basis; members of the Company’s subsidiaries with a minority ownership interests issued on or after November 5, 2003 are stated at fair value at each balance sheet date. The Company deems such repurchase obligations, which are payable to members who are also employees of the Company’s subsidiaries, to be a compensatory benefit. Accordingly, the changes in the historical cost basis and the changes in the fair value of the respective members’ ownership interests (noncontrolling interests) are recorded as a component of selling, general and administrative expenses in the accompanying condensed consolidated statements of operations. The noncontrolling interests share of net income was $515 and $298 for the three months ended June 30, 2009 and 2008 and $1,022 and $329 for the six months ended June 30, 2009 and 2008, respectively. There were no changes in fair value for the noncontrolling interests issued on or after November 5, 2003 for the six months ended June 30, 2009 and 2008.

(d)	Share Based Payments

On January 1, 2008, the operating agreement for GAAV was amended to admit two additional members each with a 3% interest in the members’ equity of GAAV. The aggregate value of the grant amounted to $1,440. The grant of each of the 3% interests in GAAV vest one-third on January 1, 2008, the date of grant, and one-third on January 1, 2010 and the remaining one-third on January 1, 2011. Each of the grants of 3% interest in GAAV were issued as employee share based payment awards that are being recognized over the requisite service periods. In accordance with SFAS 123(R), the Company recognized share based compensation expense of $100 and $100 during the three months ended June 30, 2009 and 2008, respectively, and $200 and $680 during the six months ended June 30, 2009 and 2008, respectively, for the grant date fair value of the membership interest. The fair value of the grant is being recorded as compensation expense as follows: 1/3 of the aggregate fair value was recorded as compensation expense on January 1, 2008 for the portion that vested on the date of grant, 1/3 is being amortized over a period of 24 months through January 1, 2010 and the remaining 1/3 is being amortized over a period of 36 months through January 1, 2011. At June 30, 2009, total unrecognized compensation expense related to the unvested portion of these grants amounted to $460 and is being recognized over the remaining service period through January 1, 2011.

In accordance with SFAS 150 and FSP-FAS 150-3, each of the member’s noncontrolling interests described above has been determined to represent a mandatorily redeemable noncontrolling interest liability due to certain mandatory redemption provisions which are certain to occur. Accordingly, under SFAS 123(R), the awards have been classified as liabilities in the accompanying condensed consolidated balance sheet. Under SFAS 123(R), the Company remeasures the liability at each period end, resulting in the recognition of share based compensation. There was no share based compensation expense for the three and six months ended June 30, 2009 and 2008 with respect to the change in fair value of noncontrolling interests.

GREAT AMERICAN GROUP, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Dollars in thousands)

The Company determined the fair value of the share based awards described above based on issuances of similar member interests for cash and references to industry comparables, the Company also relied in part on information obtained from appraisal reports prepared by outside specialists.

(13)	Employee Compensation Arrangements

(a)	Guaranteed Payments

On July 16, 2007, the Company entered into employment agreements with two of its members who serve as officers of the Company which entitle each member to a guaranteed payment of $500 per year plus additional benefits for a three-year period (the Employment Period). If separated from the Company during the employment period for any reason or no reason at all, the principals are entitled to receive a lump sum payment for the remaining unpaid contractual payments including fringe benefits.

The Company recognized a liability and a charge to equity (deferred compensation) of $3,197 at July 16, 2007, for the guaranteed payments due to the principals. The Company is recognizing compensation expense over the three year employment period. Compensation expense in connection with the employment agreements was $266 during each of the three month periods ended June 30, 2009 and 2008 and $532 during each of the six month periods ended June 30, 2009 and 2008. These amounts have been recorded in selling, general and administrative expenses in the accompanying condensed consolidated statement of operations. The remaining balance of the liability for the employment agreements is included in accrued compensation plans and a charge to equity (deferred compensation) in the accompanying condensed consolidated balance sheet in the amount of $1,111 and $1,643 at June 30, 2009 and December 31, 2008, respectively.

(b)	Deferred Compensation Plan

In 2002, the Company adopted a deferred compensation plan (the Plan) pursuant to which the Company could grant units to receive cash incentive compensation upon the occurrence of specified events. On June 1, 2002, the Company awarded 7,400 units under the Plan, which collectively entitle the holders to an amount equal to: (i) 37% of the increase in the book value of the Company from the date of grant in the event the participant terminates employment with the Company for any reason other than by the Company for cause or (ii) 37% of an amount that is equal to the proceeds that an owner of 37% of the equity of the Company would receive upon the sale of substantially all of the Company, as defined, in one or a series of transactions as defined in the Plan. Upon the occurrence of either employment termination or sale of substantially all of the Company, the Plan requires the participants to be paid in a lump sum payment in accordance with the Plan. The awards vested upon grant and are forfeited if the holder is terminated from the Company for cause.

No additional awards have been granted since the inception of the Plan and 1,000 units of the initial grant have been forfeited, of which 500 units were forfeited during the year ended December 31, 2008. At June 30, 2009 and December 31, 2008, a total of 6,400 units were outstanding under the Plan. As the awards vested upon grant, the Company has recognized a liability based upon the number of units outstanding and the increase in book value of the Company from the grant date as of the respective balance sheet dates. Compensation expense (benefit) in connection

GREAT AMERICAN GROUP, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Dollars in thousands)

with the deferred compensation plan was $(686) and $(432) for the three months ended June 30, 2009 and 2008, respectively, and $6,433 and $(254) for the six months ended June 30, 2009 and 2008, respectively. These compensation charges (benefits) are included in selling, general and administrative expenses in the accompanying condensed consolidated statement of operations. At June 30, 2009 and December 31, 2008, the liability under the Plan was $11,728 and $5,295, respectively, and is included in accrued compensation plans in the accompanying condensed consolidated balance sheets.

As described in Note 16, the Company made certain amendments to the Plan in connection with the acquisition of the Company by AAMAC, which is also described in Note 16.

(14)	Related Party Transactions

In October 2008, the Company entered into a $30,530 asset based credit facility with an affiliate of the Company’s newly admitted member (Note 12(a)) for a single liquidation contract. The credit facility, as amended, provided financing in the form of a term loan in the amount of $23,927 and letters of credit in the amount of $6,603. Borrowings under the credit facility and fees for the letters of credit bore interest at a rate of 11.0% per annum. The credit facility also required the Company to pay a success fee in the amount of 25.0% of the profits earned on the liquidation contract, if any, as defined in the credit facility. The term loan had a maturity date of January 20, 2009 and the letters of credit had an expiration date of April 1, 2009. Borrowings under the term loan portion of the credit facility were repaid in full in December 2008. There were outstanding letters of credit of $7,041 at December 31, 2008. The letters of credit balances were subsequently reduced to $2,448 in January 2009 until expiration in April 2009. During the three and six months ended June 30, 2009 interest expense totaled $121 (including $118 for the success fee) and $420 (including $325 for the success fee), respectively. These amounts are reflected in interest expense in the accompanying condensed consolidated statement of operations. The Company also provided valuation and appraisal services to an affiliate of one of the Company’s members and total revenues earned were $134 and $220 for the three and six months ended June 30, 2008, respectively.

(15)	Segments

The Company’s operating segments, as defined by FASB Statement No. 131, Disclosures about Segments of an Enterprise and Related Information (SFAS 131), reflect the manner in which the business is managed and how the Company allocates resources and assesses performance internally.

The Company’s chief operating decision maker is a committee comprised of both the Chief Executive Officer and Chief Financial Officer. The Company is organized by specific legal entities through which the Company delivers its specific services. The Company provides auction and liquidation services to stressed or distressed companies in a variety of diverse industries that have included apparel, furniture, jewelry, real estate, and industrial machinery. The Company also provides appraisal and valuation services for retail and manufacturing companies. The Company’s business is classified by management into two reportable segments: Auction and Liquidation, and Valuation and Appraisal. These reportable segments are two distinct businesses, each with a different customer base, marketing strategy and management structure. The Valuation and Appraisal reportable segment is an aggregation of the Company’s valuation and appraisal operating segments, which are primarily organized based on the nature of services and legal structure.

GREAT AMERICAN GROUP, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Dollars in thousands)

Additionally, the Valuation and Appraisal operating segments are aggregated into one reportable segment as they have similar economic characteristics and are expected to have similar long-term financial performance.

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Auction and Liquidation reportable segment:
Revenues - Services and fees	$5,264	$11,389	$38,652	$18,018
Revenues - Sale of goods	4,066	450	7,141	2,172

Total revenues	9,330	11,839	45,793	20,190

Direct cost of services	(1,643)	(7,818)	(3,397)	(11,966)
Cost of goods sold	(2,513)	(658)	(5,702)	(1,983)
Selling, general, and administrative expenses	(1,119)	(1,486)	(2,198)	(2,765)
Depreciation and amortization	(17)	(10)	(31)	(16)

Segment income	4,038	1,867	34,465	3,460

Valuation and Appraisal reportable segment:
Revenues	5,710	4,209	11,135	8,279
Direct cost of services	(2,205)	(1,822)	(4,351)	(3,882)
Selling, general, and administrative expenses	(1,998)	(1,383)	(4,005)	(3,288)
Depreciation and amortization	(39)	(23)	(72)	(48)

Segment income	1,468	981	2,707	1,061

Consolidated operating income from reportable segments	5,506	2,848	37,172	4,521
Corporate and other expenses	(1,560)	(1,504)	(12,532)	(3,330)
Interest income	4	33	8	101
Other income (expense)	(257)	71	(239)	37
Interest expense	(1,014)	(468)	(6,944)	(607)

Income from continuing operations before discontinued operations	2,679	980	17,465	722
Loss from discontinued operations	—	(79)	—	(168)

Net income	$2,679	$901	$17,465	$554

Capital expenditures:
Auction and Liquidation segment	$109	$68	$142	$74
Valuation and Appraisal segment	95	78	131	85

Total	$204	$146	$273	$159

	As of June 30, 2009	As of December 31, 2008
Total assets:
Auction and liquidation	$73,881	$51,986
Valuation and appraisal	5,579	3,845

Total consolidated assets	$79,460	$55,831

GREAT AMERICAN GROUP, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Dollars in thousands)

(16)	Subsequent Events

On May 14, 2009, AAMAC and the Company entered into an Agreement and Plan of Reorganization, which was subsequently amended by an Amendment No. 1 dated as of May 29, 2009, an Amendment No. 2 dated as of July 8, 2009, and an Amendment No. 3 dated as of July 29, 2009 among the Company, AAMAC, AAMAC Merger Sub, the Great American members and the representative of Great American members. Pursuant to the terms of the Purchase Agreement, the Acquisition was consummated on July 31, 2009. The terms of the Purchase Agreement provides for consideration aggregating 10,560,000 shares of Great American Group, Inc. and the issuance of a subordinated promissory note in the amount of $60,000, and contingent consideration of up to 6,000,000 shares.

On July 31, 2009, pursuant to the terms of the Purchase Agreement, the members of the Company contributed all of the membership interests to AAMAC in exchange for common stock of Great American Group, Inc., a newly-formed wholly-owned subsidiary of AAMAC (Holdco) and cash (the Contribution). Concurrently with the Contribution, AAMAC merged with and into AAMAC Merger Sub, Inc., a newly-formed wholly-owned subsidiary of AAMAC (Merger Sub), with AAMAC surviving the Merger (the Merger). As a result of the Contribution and the Merger (the Acquisition), the Company and AAMAC became wholly-owned subsidiaries of Holdco.

As a result of the Acquisition, the former shareholders of AAMAC have an approximate 63% voting interest in the Company and the Great American members have an approximate 37% voting interest in the Company. The Acquisition is expected to be accounted for as a reverse merger accompanied by a recapitalization of the Company and AAMAC. Under this accounting method, Great American Group, LLC is considered the acquirer for accounting purposes because it has obtained effective control of the Great American Group, Inc. and AAMAC as a result of the Acquisition. This determination was primarily based on the following facts: that the Great American members retained a significant minority voting interest in Great American Group, Inc.; the Great American members’ appointment of a majority of Great American Group, Inc.’s initial board of directors; Great American Group, LLC’s operations comprise the ongoing operations of Great American Group, Inc.; and Great American Group, LLC’s senior management serves as the senior management of Great American Group, Inc. Under this method of accounting, the recognition and measurement provisions of Statement of Financial Accounting Standards (SFAS) No. 141R, “Business Combinations” (SFAS 141R) do not apply and therefore, the Great American Group, Inc. will not recognize any goodwill or other intangible assets based upon fair value or related amortization expense associated with amortizable intangible assets. Instead, the share exchange transaction utilizes the capital structure of Great American Group, LLC with AAMAC surviving as a subsidiary and the assets and liabilities of Great American Group, are recorded at historical cost.

On May 13, 2009, the Initial Members purchased the membership interest of the third member pursuant to individual purchase and sale agreements. As consideration for the purchase of the member’s interest, each of the Initial Members issued a promissory note in the amount of $16,900 (subject to certain adjustments) to the third member. The purchase and sale agreements provide for additional consideration in the event the Company is sold, providing the third member with potential additional consideration equivalent to a one-third interest in the sale proceeds. In the event the transaction pursuant to this subsequent event is not consummated, the amendment is no longer in effect.

GREAT AMERICAN GROUP, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Dollars in thousands)

In May 2009, each of participants in the Plan (Note 15(b)) who were entitled to receive proceeds as an owner of 37% of the equity of the Company upon the sale of substantially all of the Company in one or a series of transactions entered into an amendment agreement to the original Plan. Pursuant to the terms of the amendment agreement, each of the participants is entitled to a reduced interest in the total consideration received upon a qualifying sale of the Company. In the event the transaction pursuant to this subsequent event is not consummated, the amendment is no longer in effect.

As part of the Acquisition, the AAMAC stockholders will also vote on a proposal to adopt the 2009 Stock Incentive Plan which will reserve 7,822,000 shares of common stock for future issuance of incentive compensation. Such plan would be assumed by Great American Group, Inc., if the Acquisition is approved.